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                                                                   EXHIBIT 23.1


                       CONSENT OF KOST FORER & GABBAY,
        A MEMBER OF ERNST & YOUNG INTERNATIONAL, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52104 and 333-35568) (pertaining to the 1991 Employee and Consultant Stock Plan, the 1991 DSP Group, Inc. Israeli Stock Option Plan, the 1993 Director Stock Option Plan, the 1993 Employee Stock Purchase Plan and the 1998 Non-Officer Employee Stock Option Plan) and Form S-3 (Nos. 333-35566) of our report dated January 22, 2001 (except for Note 9, as to which the date is February 14, 2001, with respect to the consolidated financial statements of DSP Group, Inc. for the two years ended December 31,2000 included in this Annual Report (Form 10-K) for the year ended December 31, 2000.




                                         /s/ Kost Forer & Gabbay,
                                         Kost Forer & Gabbay
                                         A Member of Ernst & Young International


Tel-Aviv, Israel
March 30, 2001